================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: April 23, 1999

               (Date of earliest event reported: March 13, 1999)


                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                   1-14365                      76-0568816
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
   of incorporation)                                        Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 420-2131

================================================================================

ITEM 5.       OTHER EVENTS.


                 El Paso Energy Corporation entered into an Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 (the "Merger Agreement") with Sonat Inc. pursuant to which Sonat will merge into El Paso Energy, and El Paso Energy will issue to Sonat stockholders one share of El Paso Energy common stock for each share of Sonat common stock owned by them, and amend El Paso Energy's certificate of incorporation will be amended to authorize El Paso Energy to issue 750 million shares of common stock and 50 million shares of preferred stock. El Paso Energy is planning to hold a special meeting of its stockholders to consider and vote on a proposal to adopt the Merger Agreement. If El Paso Energy stockholders do not approve the Merger Agreement but Sonat stockholders do approve the Merger Agreement, Sonat will instead merge with a subsidiary of El Paso Energy under an alternative merger structure, and El Paso Energy will issue a combination of (1) a fraction of a share of El Paso Energy common stock and (2) a fraction of a depositary share representing a fractional interest in a new series of senior voting preferred stock of El Paso Energy for each share of Sonat common stock. El Paso Energy and Sonat will complete the merger only if a number of conditions are satisfied or waived including:

         o        Sonat stockholders adopt the merger agreement;

         o        no law or court order prohibits the transaction;

         o all waiting periods under federal antitrust laws applicable to the merger expire or terminate;

         o all other regulatory approvals are received without conditions that would have a materially adverse effect on the financial condition, results of operations, or cash flows of El Paso Energy's and Sonat's combined businesses; and

         o attorneys for El Paso Energy and Sonat issue opinions that the merger is expected to be tax free.

However, there can be no assurance that El Paso Energy and Sonat will complete the merger even if such conditions are satisfied.

         If the El Paso Energy and Sonat stockholders both approve the Merger Agreement, El Paso Energy and Sonat will complete the merger on an all common stock basis and expect to account for the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. If the El Paso Energy stockholders do not approve the Merger Agreement, El Paso Energy and Sonat will complete the merger under the alternative merger structure and will account for the merger using the purchase method of accounting in accordance with United States generally accepted accounting principles. Therefore, the unaudited pro forma condensed combined financial statements provided under Item 7 reflect the all common stock merger using the pooling of interests method of accounting and the merger under the alternative structure using the purchase method of accounting.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS


               (b) Pro forma financial information.

         Presented below are unaudited pro forma condensed combined financial statements reflecting the merger using the pooling of interests method of accounting and unaudited pro forma condensed combined financial statements reflecting the alternative merger using the purchase method of accounting. This information is included to give you a better understanding of what the combined results of operations and financial position of El Paso Energy and Sonat may have looked like had the merger occurred on an earlier date.

         The pro forma information reflecting the merger assumes (1) each share of Sonat common stock will be converted into one share of El Paso Energy common stock and (2) El Paso Energy will issue a total of 110 million shares in the merger.

         The pro forma information reflecting the alternative merger assumes (1) each share of Sonat common stock will be converted into .17 of a share of El Paso Energy common stock and .274 of a depositary share, (2) El Paso Energy will issue in the alternative merger a total of 18.7 million shares of common stock and 30.1 million depositary shares, which depositary shares would entitle the holders thereof to receive up to $3.01 billion of value if El Paso Energy were liquidated, (3) each share of El Paso Energy common stock issued will have a $33.00 value, and (4) the annual dividend rate on the senior voting preferred stock will be 8.75%. The actual dividend rate will be a rate that our respective financial advisors believe will cause the depositary shares, when fully distributed after completion of the alternative merger, to trade initially at approximately $100 per share, considering the pro forma capitalization and credit profile of the combined company after the completion of the alternative merger.

         The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger of El Paso Energy and Sonat under either structure been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of El Paso Energy. The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may result from the integration of El Paso Energy's and Sonat's operations.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                (THE POOLING OF INTERESTS METHOD OF ACCOUNTING)

         The following unaudited pro forma condensed combined financial statements give effect to the merger using the pooling of interests method of accounting. Under this accounting method, El Paso Energy's and Sonat's balance sheets and income statements are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of El Paso Energy and Sonat included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998. The historical financial statements for Sonat include certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on net income or total stockholders' equity.

         The unaudited pro forma condensed combined balance sheet as of December 31, 1998 assumes the merger had been completed on December 31, 1998. The unaudited pro forma condensed combined income statements for the three years ended December 31, 1998 assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)
                            AS OF DECEMBER 31, 1998
                                 (IN MILLIONS)


                                              ASSETS

                                                      EL PASO
                                                       ENERGY      SONAT                     COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 1,209       $  801        $  --       $ 2,010
Property, plant and equipment, net.................     7,341        2,696           --        10,037
Other..............................................     1,519          864           --         2,383
                                                      -------       ------        -----       -------
          Total assets.............................   $10,069       $4,361        $  --       $14,430
                                                      =======       ======        =====       =======

                                  LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 2,162       $1,577        $ 135(a)    $ 3,823
                                                                                    (51)(c)
                                                      -------       ------        -----       -------
Long-term debt, less current maturities............     2,552        1,099           --         3,651
                                                      -------       ------        -----       -------
Deferred income taxes..............................     1,564          164          (22)(c)     1,706
                                                      -------       ------        -----       -------
Other..............................................       993          183           --         1,176
                                                      -------       ------        -----       -------
Company-obligated mandatorily redeemable
  convertible preferred securities of El Paso
  Energy Capital Trust I...........................       325           --           --           325
                                                      -------       ------        -----       -------
Minority interest..................................       365            9           --           374
                                                      -------       ------        -----       -------
Stockholders' equity
  Common stock.....................................       373          111          219(b)        703
  Additional paid-in capital.......................     1,436           77         (279)(b)     1,234
  Retained earnings................................       460        1,210         (192)(a)     1,551
                                                                                     73(c)
  Other............................................      (161)         (69)          60(b)       (113)
                                                                                     57(a)
                                                      -------       ------        -----       -------
          Total stockholders' equity...............     2,108        1,329          (62)        3,375
                                                      -------       ------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $10,069       $4,361        $  --       $14,430
                                                      =======       ======        =====       =======

      See accompanying notes to the unaudited pro forma condensed combined financial statements.

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)

     Accounting policy differences and intercompany balances between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the pro forma condensed combined balance sheet has not been adjusted for those differences.

(a) Reflects the estimated costs associated with the merger of El Paso Energy and Sonat, which approximate $192 million. These costs consist primarily of approximately (1) $142 million for costs of compensation related programs under which certain benefits of El Paso Energy and Sonat personnel accelerate and vest as a result of the change in control associated with the merger and (2) $50 million for estimated transaction costs, which include legal, accounting, and financial advisory services.

(b) Reflects the exchange of one share of El Paso Energy common stock for each share of outstanding Sonat common stock, as provided in the merger agreement and the cancellation of $60 million of Sonat treasury stock.

(c) Reflects the income tax consequences of estimated costs associated with the merger at an effective income tax rate of 38%.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO
                                                       ENERGY       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,782       $3,710         $--        $9,492
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     4,212        2,745          --         6,957
  Operation and maintenance........................       707          281          --           988
  Depreciation, depletion and amortization.........       269          349          --           618
  Ceiling test charges.............................        --        1,035          --         1,035
  Other............................................        88           63          --           151
                                                       ------       ------         ---        ------
                                                        5,276        4,473          --         9,749
                                                       ------       ------         ---        ------
Operating income (loss)............................       506         (763)         --          (257)
Interest and debt expense..........................       267          137          --           404
Other income, net..................................      (138)         (67)         --          (205)
                                                       ------       ------         ---        ------
Income (loss) before income taxes and minority
  interest.........................................       377         (833)         --          (456)
Income tax expense (benefit).......................       127         (299)         --          (172)
                                                       ------       ------         ---        ------
Income (loss) before minority interest.............       250         (534)         --          (284)
Minority interest..................................        25           (3)         --            22
                                                       ------       ------         ---        ------
Net income (loss)..................................    $  225       $ (531)        $--        $ (306)
                                                       ======       ======         ===        ======
Basic earnings (loss) per common share.............    $ 1.94                                 $(1.35)
                                                       ======                                 ======
Diluted earnings (loss) per common share...........    $ 1.85                                 $(1.35)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       126                      111(b)        237
                                                       ======                      ===        ======

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
      REFLECTING THE COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO
                                                       ENERGY       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,638       $4,372         $--        $10,010
                                                       ------       ------         ---        -------
Operating expenses
  Cost of gas and other products...................     4,125        3,174          --          7,299
  Operation and maintenance........................       664          385          --          1,049
  Depreciation, depletion and amortization.........       236          398          --            634
  Other............................................        92           43          --            135
                                                       ------       ------         ---        -------
                                                        5,117        4,000          --          9,117
                                                       ------       ------         ---        -------
Operating income...................................       521          372          --            893
Interest and debt expense..........................       238          110          --            348
Other income, net..................................       (57)         (66)         --           (123)
                                                       ------       ------         ---        -------
Income before income taxes and minority interest...       340          328          --            668
Income tax expense.................................       129          107          --            236
                                                       ------       ------         ---        -------
Income before minority interest....................       211          221          --            432
Minority interest..................................        25            3          --             28
                                                       ------       ------         ---        -------
Net income.........................................    $  186       $  218         $--        $   404
                                                       ======       ======         ===        =======
Basic earnings per common share....................    $ 1.64                                 $  1.80
                                                       ======                                 =======
Diluted earnings per common share..................    $ 1.59                                 $  1.76
                                                       ======                                 =======
Basic average common shares outstanding............       114                      110(b)         224
                                                       ======                      ===        =======
Diluted average common shares outstanding..........       117                      112(b)         229
                                                       ======                      ===        =======

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO
                                                       ENERGY       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,012       $3,204         $--        $6,216
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,277        2,039          --         4,316
  Operation and maintenance........................       322          301          --           623
  Depreciation, depletion and amortization.........       101          384          --           485
  Employee separation and asset impairment
     charge........................................        99           --          --            99
  Other............................................        43           48          --            91
                                                       ------       ------         ---        ------
                                                        2,842        2,772          --         5,614
                                                       ------       ------         ---        ------
Operating income...................................       170          432          --           602
Interest and debt expense..........................       110          101          --           211
Other income, net..................................        (5)         (53)         --           (58)
                                                       ------       ------         ---        ------
Income before income taxes and minority interest...        65          384          --           449
Income tax expense.................................        25          125          --           150
                                                       ------       ------         ---        ------
Income before minority interest....................        40          259          --           299
Minority interest..................................         2            3          --             5
                                                       ------       ------         ---        ------
Net income.........................................    $   38       $  256         $--        $  294
                                                       ======       ======         ===        ======
Basic earnings per common share....................    $ 0.53                                 $ 1.62
                                                       ======                                 ======
Diluted earnings per common share..................    $ 0.52                                 $ 1.59
                                                       ======                                 ======
Basic average common shares outstanding............        72                      110(b)        182
                                                       ======                      ===        ======
Diluted average common shares outstanding..........        73                      112(b)        185
                                                       ======                      ===        ======

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
        REFLECTING COMPLETION OF THE MERGER ON AN ALL COMMON STOCK BASIS
                  (POOLING OF INTERESTS METHOD OF ACCOUNTING)

     Accounting policy differences and intercompany transactions between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the unaudited pro forma condensed combined statements of income have not been adjusted for those differences.

(a) As required by the accounting rules, we have excluded additional dilutive securities such as options in determining diluted earnings (loss) per common share. If we had included those securities, we would have shown a lower loss per common share.

(b) The basic and diluted average common share adjustments reflect the exchange of one share of El Paso Energy common stock for each share of Sonat common stock contemplated by the merger agreement.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION REFLECTING COMPLETION OF THE MERGER UNDER THE ALTERNATIVE MERGER STRUCTURE
                        (PURCHASE METHOD OF ACCOUNTING)

     The following unaudited pro forma condensed combined financial statements give effect to the merger under the alternative merger structure using the purchase method of accounting. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of El Paso Energy and Sonat included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998. The historical financial statements for Sonat include certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on net income or total stockholders' equity.

     In accordance with the purchase method of accounting, we have reflected Sonat's assets and liabilities on the following pro forma financial statements based on their estimated fair value when the merger is completed. The total value of the shares that would be issued to Sonat stockholders under the alternative merger structure has been allocated to Sonat's assets and liabilities on the following pro forma financial statements. These allocations are preliminary and may require the completion of independent appraisals, which have not yet been performed. These preliminary allocations will be revised when we obtain additional information concerning the valuation of Sonat's assets and liabilities. To the extent the total value of the shares issued in the merger exceeds the fair value of Sonat's identified assets and liabilities, we will record the excess as "goodwill" for accounting purposes.

     The unaudited pro forma condensed combined balance sheet as of December 31, 1998 assumes the merger had been completed on December 31, 1998. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1998 assumes the merger had been completed on January 1, 1998.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
   REFLECTING COMPLETION OF THE MERGER UNDER THE ALTERNATIVE MERGER STRUCTURE
                        (PURCHASE METHOD OF ACCOUNTING)
                            AS OF DECEMBER 31, 1998
                                 (IN MILLIONS)

                                     ASSETS
                                                       EL PASO
                                                        ENERGY       SONAT                      COMBINED
                                                      HISTORICAL   HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                      ----------   ----------   -----------     ---------
Total current assets................................   $ 1,209       $  801       $    --        $ 2,010
Property, plant and equipment, net..................     7,341        2,696         3,836(a)      13,431
                                                                                     (442)(b)
Other...............................................     1,519          864            --          2,383
                                                       -------       ------       -------        -------
          Total assets..............................   $10,069       $4,361       $ 3,394        $17,824
                                                       =======       ======       =======        =======

                                   LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities...........................   $ 2,162       $1,577       $    72(c)     $ 3,784
                                                                                      (27)(e)
                                                       -------       ------       -------        -------
Long-term debt, less current maturities.............     2,552        1,099            49(a)       3,700
                                                       -------       ------       -------        -------
Deferred income taxes...............................     1,564          164         1,271(e)       2,999
                                                       -------       ------       -------        -------
Other...............................................       993          183            --          1,176
                                                       -------       ------       -------        -------
Company-obligated mandatorily redeemable convertible
  preferred securities of El Paso Energy Capital
  Trust I...........................................       325           --            --            325
                                                       -------       ------       -------        -------
Mandatorily redeemable preferred stock..............        --           --         3,014(f)       3,014
                                                       -------       ------       -------        -------
Minority interest...................................       365            9            --            374
                                                       -------       ------       -------        -------
Stockholders' equity
  Common stock......................................       373          111          (111)(d)        429
                                                                                       56(f)
  Additional paid-in capital........................     1,436           77           (77)(d)      1,998
                                                                                      562(f)
  Retained earnings.................................       460        1,210        (1,210)(d)        186
                                                                                     (442)(b)
                                                                                      168(e)
  Other.............................................      (161)         (69)           69(d)        (161)
                                                       -------       ------       -------        -------
          Total stockholders' equity................     2,108        1,329          (985)         2,452
                                                       -------       ------       -------        -------
          Total liabilities and stockholders'
            equity..................................   $10,069       $4,361       $ 3,394        $17,824
                                                       =======       ======       =======        =======

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET REFLECTING COMPLETION OF THE MERGER UNDER THE ALTERNATIVE MERGER STRUCTURE
                        (PURCHASE METHOD OF ACCOUNTING)

     Accounting policy differences and intercompany balances between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the unaudited pro forma condensed combined balance sheet has not been adjusted for those differences.

(a) Reflects the preliminary allocation of the total value of the shares issued to Sonat stockholders under the alternative merger structure to Sonat's assets and liabilities.

(b) Reflects the writedown of the purchase price allocated to proven reserves as a result of applying the full cost ceiling limitations. This writedown has not been considered in the proforma condensed combined statement of income because it reflects a nonrecurring charge which would result directly from the merger and which would be included in the income statement during the period in which the merger is completed.

(c) Reflects the estimated costs associated with the merger of El Paso Energy and Sonat including approximately $22 million of compensation related costs associated with certain benefits of Sonat personnel which accelerate and vest as a result of the change in control associated with the merger and $50 million for estimated transaction costs, which include legal, accounting and financial advisory services.

(d)  Reflects the elimination of the historical equity of Sonat.

(e) Reflects the income tax consequences of the pro forma adjustments at an effective income tax rate of 38%.

(f) Reflects the issuance of approximately 18.7 million shares of El Paso Energy common stock assuming each share of El Paso Energy common stock issued will have a $33 value and the issuance of 30.1 million depositary shares representing newly issued senior voting preferred stock having an aggregate liquidation preference of $3.01 billion and an annual dividend rate of 8.75%. The actual dividend rate will be set at a rate that our financial advisors believe will cause the depositary shares, when fully distributed after completion of the alternative merger, to trade initially at approximately $100 per share, considering the pro forma capitalization and credit profile of the combined company after completion of the alternative merger.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME REFLECTING COMPLETION OF THE MERGER UNDER THE ALTERNATIVE MERGER STRUCTURE
                        (PURCHASE METHOD OF ACCOUNTING)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO
                                                       ENERGY       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,782       $3,710        $  --       $9,492
                                                       ------       ------        -----       ------
Operating expenses
  Cost of gas and other products...................     4,212        2,745           --        6,957
  Operation and maintenance........................       707          281           --          988
  Depreciation, depletion and amortization.........       269          349           75(a)       693
  Ceiling test charges.............................        --        1,035           --        1,035
  Other............................................        88           63           --          151
                                                       ------       ------        -----       ------
                                                        5,276        4,473           75        9,824
                                                       ------       ------        -----       ------
Operating income (loss)............................       506         (763)         (75)        (332)
Interest and debt expense..........................       267          137           --          404
Other income, net..................................      (138)         (67)          --         (205)
                                                       ------       ------        -----       ------
Income (loss) before income taxes and minority
  interest.........................................       377         (833)         (75)        (531)
Income tax expense (benefit).......................       127         (299)         (28)(b)     (200)
                                                       ------       ------        -----       ------
Income (loss) before minority interest.............       250         (534)         (47)        (331)
Minority interest..................................        25           (3)          --           22
                                                       ------       ------        -----       ------
Net income (loss) before preferred stock dividend
  requirement......................................       225         (531)         (47)        (353)
Preferred stock dividend requirement...............        --           --          264(c)       264
                                                       ------       ------        -----       ------
Net income (loss) available to common
  stockholders.....................................    $  225       $ (531)       $(311)      $ (617)
                                                       ======       ======        =====       ======
Basic earnings (loss) per common share.............    $ 1.94                                 $(4.57)
                                                       ======                                 ======
Diluted earnings (loss) per common share...........    $ 1.85                                 $(4.57)(d)
                                                       ======                                 ======
Basic average common shares outstanding............       116                        19(d)       135
                                                       ======                     =====       ======
Diluted average common shares outstanding..........       126                        24(d)       150
                                                       ======                     =====       ======

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME REFLECTING COMPLETION OF THE MERGER UNDER THE ALTERNATIVE MERGER STRUCTURE
                        (PURCHASE METHOD OF ACCOUNTING)

     Accounting policy differences and intercompany transactions between El Paso Energy and Sonat have been determined to be immaterial and, accordingly, the unaudited pro forma condensed combined statement of income has not been adjusted for those differences.

(a) Reflects depreciation expense related to the portion of the total value of the shares issued to Sonat stockholders allocated to property, plant and equipment based on an estimated life of 40 years, which approximates the regulatory lives of Sonat's pipelines.

(b) Reflects the income tax consequences of the pro forma adjustment at an effective income tax rate of 38%.

(c) Reflects an annual preferred stock dividend rate of 8.75% for senior voting preferred stock which would be issued by El Paso Energy pursuant to the alternative merger structure. The actual dividend rate will be set at a rate that our financial advisors believe will cause the depositary shares, when fully distributed after completion of the alternative merger, to trade initially at approximately $100 per share, considering the pro forma capitalization and credit profile of the combined company after completion of the alternative merger. Each percentage point change in the assumed annual dividend rate would impact the senior voting preferred stock dividend by approximately $30 million.

(d) The basic and diluted common shares adjustments reflect the issuance of approximately 18.7 million and 24 million shares, respectively, of El Paso Energy common stock in connection with the alternative merger structure based on an implied price for the El Paso Energy common stock of $33 per share and the issuance of 30.1 million shares of senior voting preferred stock having an aggregate liquidation preference of $3.01 billion and an annual dividend rate of 8.75%. As required by the accounting rules, we have excluded additional dilutive securities such as options in determining diluted earnings (loss) per common share. If we had included those securities, we would have shown a lower loss per common share.

(c) Exhibits.

    12.1 -- Ratio of earnings to combined fixed charges and preferred stock dividends.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          EL PASO ENERGY CORPORATION



                                          By: /s/ JEFFREY I. BEASON
                                             ----------------------------------
                                                  Jeffrey I. Beason
                                                  Vice President and Controller
                                                  (Chief Accounting Officer)


Date: April 23, 1999

                               INDEX TO EXHIBITS

   Exhibit
   Number                         Description
   -------                        -----------

    12.1 -- Ratio of earnings to combined fixed charges and preferred stock dividends.